Exhibit 95.1

Mine Safety Disclosures

The operation of the Company’s aggregates quarries and mines is subject to regulation by the federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders may be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (“SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and types of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The Company presents the following items regarding certain mining safety and health matters for the three months ended September 28, 2013, as applicable:

•	Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Company has received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•	Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except authorized persons) from the affected area of a quarry or mine.

•	Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•	Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•	Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•	Total dollar value of proposed assessments from MSHA under the Mine Act. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•	Total number of mining-related fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•	Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under Section 104(e) of the Mine Act. If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal actions before the Federal Mine Safety and Health Review Commissions pending as of the last day of period.

•	Legal actions before the Federal Mine Safety and Health Review Commissions initiated during period.

•	Legal actions before the Federal Mine Safety and Health Review Commissions resolved during period.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. Appendix 1 shows, for each of the Company’s quarries and mines identified, as of September 28, 2013, the number of legal actions pending before the Commission, along with the number of legal actions initiated before the Commission during the quarter as well as resolved during the quarter, as applicable.

Appendix 1 follows.

Appendix 1

Name of Operation	Mine ID No.	State	Number of Inspections	Total Number of Section 104 S&S Citations	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments ($in 000)	Total Number of Mining Related Fatalities	Received Written Notice under Section 104 (e) (yes/no)	Received Written Notice of Potential Violation under Section 104 (e) (yes/no)	Legal Actions Pending as of Last Day of Period	Legal Actions Instituted During Period	Legal Actions Resolved During Period
Florence Quarry	4104807	TX	—	—	—	—	—	—	—	No	No	—	—	—
Hays Quarry	4104514	TX	3	—	—	—	—	224	—	No	No	—	—	—
Boone Quarries Sedalia	2302153	MO	—	—	—	—	—	—	—	No	No	—	—	—
Boone Quarries-East	2300078	MO	—	—	—	—	—	—	—	No	No	—	—	—
Boone Quarries-North	2301894	MO	—	—	—	—	—	—	—	No	No	—	—	—
Boone Quarries-West	2300022	MO	—	—	—	—	—	—	—	No	No	—	—	—
BQ Huntsville	2302004	MO	—	—	—	—	—	—	—	No	No	—	—	—
Hannibal Plant	2300217	MO	—	—	—	—	—	—	—	No	No	—	—	—
Owensville Clay Pit	2301038	MO	—	—	—	—	—	—	—	No	No	—	—	—
Underground	2302434	MO	—	—	—	—	—	—	—	No	No	—	—	—
Durbin Quarry	1401719	KS	—	—	—	—	—	—	—	No	No	—	—	—
Grove Quarry	1401539	KS	—	—	—	—	—	—	—	No	No	—	—	—
Kingsbury Quarry	1400624	KS	—	—	—	—	—	—	—	No	No	—	—	—
Oxford Sand Plant	1400522	KS	—	—	—	—	—	—	—	No	No	—	—	—
Wichita Sand Plant	1400543	KS	—	—	—	—	—	—	—	No	No	—	—	—
Crusher 1	5.04296	CO	1	—	—	—	—	243	—	No	No	—	—	—
Crusher 2	5.04645	CO	—	—	—	—	—	—	—	No	No	—	—	—
Crusher 3	5.04593	CO	—	—	—	—	—	—	—	No	No	—	—	—
Wash Plant 1	5.04873	CO	—	—	—	—	—	—	—	No	No	—	—	—
Wash Plant 2	5.04746	CO	—	—	—	—	—	—	—	No	No	—	—	—
Wash Plant 3	5.04654	CO	—	—	—	—	—	—	—	No	No	—	—	—
Wash Plant 4	5.03809	CO	—	—	—	—	—	—	—	No	No	—	—	—
#14-01471	1401471	KS	1	—	—	—	—	112	—	No	No	—	—	—
#14-01474	1401474	KS	1	—	—	—	—	112	—	No	No	—	—	—
#14-01583	1401583	KS	—	—	—	—	—	—	—	No	No	—	—	—
#14-01609	1401609	KS	—	—	—	—	—	—	—	No	No	—	—	—
#14-01687	1401687	KS	1	—	—	—	—	112	—	No	No	—	—	—
Grantville- #14-01472	1401472	KS	—	—	—	—	—	—	—	No	No	—	—	—
N Lawrence rip rap-#14-01709	1401709	KS	—	—	—	—	—	—	—	No	No	—	—	—
Woodnine-#14-01470	1401470	KS	1	—	—	—	—	112	—	No	No	—	—	—
Allen County Stone	1500063	KY	—	—	—	—	—	—	—	No	No	—	—	—
Barren County Stone	1506863	KY	1	—	—	—	—	354	—	No	No	—	—	—
Bassett Stone Company	1500004	KY	—	—	—	—	—	—	—	No	No	—	—	—
Bourbon Limestone	1518415	KY	—	—	—	—	—	—	—	No	No	—	—	—
Casey Stone	1500012	KY	—	—	—	—	—	—	—	No	No	—	—	—
Cave Run Stone, LLC	1507194	KY	—	—	—	—	—	—	—	No	No	—	—	—
Ewing Quarry	4400234	VA	1	—	—	—	—	110	—	No	No	—	—	—
Glass Sand & Gravel	1504261	KY	1	1	—	—	1	317	—	No	No	—	—	—
Hart County Stone	1500035	KY	—	—	—	—	—	—	—	No	No	—	—	—
Jellico Stone	4000057	TN	—	—	—	—	—	—	—	No	No	—	—	—
Lake Cumberland Stone	1500099	KY	—	—	—	—	—	—	—	No	No	—	—	—
Monroe County Stone	1500101	KY	—	—	—	—	—	—	—	No	No	-	-	-

Name of Operation	Mine ID No.	State	Number of Inspections	Total Number of Section 104 S&S Citations	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments ($in 000)	Total Number of Mining Related Fatalities	Received Written Notice under Section 104 (e) (yes/no)	Received Written Notice of Potential Violation under Section 104 (e) (yes/no)	Legal Actions Pending as of Last Day of Period	Legal Actions Instituted During Period	Legal Actions Resolved During Period
Natural Bridge Stone	1500075	KY	—	—	—	—	—	—	—	No	No	—	—	—
Pulaski Stone	1519092	KY	1	—	—	—	—	200	—	No	No	—	—	—
Somerset Stone	1500094	KY	—	—	—	—	—	—	—	No	No	—	—	—
Tipton Ridge Quarry	1500019	KY	—	—	—	—	—	—	—	No	No	—	—	—
10 01916 - RoadRunner Screenplant	1001916	ID	—	—	—	—	—	—	—	No	No	—	—	—
10 02146 - Black Canyon 2100	1002146	ID	1	—	—	—	—	—	—	No	No	—	—	—
10 02146 - Powerscreen 2100-2	10022147	ID	1	—	—	—	—	—	—	No	No	—	—	—
42 00400 - Valley	4200400	UT	—	—	—	—	—	—	—	No	No	—	—	—
42 01980 - West Valley	4201980	UT	—	—	—	—	—	—	—	No	No	—	—	—
42 02102 - Stone: Parleys	4202102	UT	1	2	—	—	—	—	—	—	No	—	—	—
42 02480 - Stockton	4202480	UT	—	—	—	—	—	—	—	No	No	—	—	—
42 02528 - Portable 1 (Crusher)	4202528	UT	—	—	—	—	—	—	—	No	No	—	—	—
48 01625 - 42H0393 Crusher	4801625	WY	1	—	—	—	—	—	—	No	No	—	—	—
48 01626 - Kohlberg Wash Plant	4801626	WY	—	—	—	—	—	—	—	No	No	—	—	—
48 01626 - Portable Screen Plant	4801626	WY	—	—	—	—	—	—	—	No	No	—	—	—
Kilgore Contracting	A0995	UT	—	—	—	—	—	—	—	No	No	—	—	—
Westroc-Highland Pit	42.00941	UT	—	—	—	—	—	—	—	No	No	—	—	—
Westroc-Mona Pit	42.02212	UT	—	—	—	—	—	—	—	No	No	—	—	—
Plant #65	2301922	MO	—	—	—	—	—	—	—	No	No	—	—	—
Plant #80	2302071	MO	—	—	—	—	—	—	—	No	No	—	—	—
Plant #81	2302296	MO	—	—	—	—	—	—	—	No	No	—	—	—
Plant #83	2302338	MO	—	—	—	—	—	—	—	No	No	—	—	—
Kirby Quarry	301958	AR	—	—	—	—	—	—	—	No	No	—	—	—
Sawyer Quarry	3401950	OK	—	—	—	—	—	—	—	No	No	—	—	—